UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the

Securities and Exchange Act Of 1934

February 14, 2012

Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Morris Corporate Center III 400 Interpace Parkway Parsippany, New Jersey		07054
(Address of principal executive offices)		(Zip Code)

(862) 261-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 14, 2012, Watson Pharmaceuticals, Inc. (the “Company”) issued a press release reporting the financial results of the Company for the fourth quarter and year ended December 31, 2011, and providing a forecast of certain estimated financial metrics for 2012. A copy of the Company’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Additionally, on February 14, 2012, the Company posted on its “Investors/Financial Information/Quarterly Results” section of its Web site at http://www.watson.com, a table showing adjustments to certain line items of the Company’s Statement of Operations to reconcile U.S. generally accepted accounting principles (“GAAP”) net income to Non-GAAP net income for the quarter and year ended December 31, 2011. A copy of these tables are attached to this report as Exhibit 99.2 and Exhibit 99.3 and incorporated herein by reference.

Non-GAAP net income and non-GAAP earnings per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. We define non-GAAP net income as net income adjusted for amortization, acquisition and licensing charges, expenses associated with our operational excellence/global supply chain initiative (including accelerated depreciation charges associated therewith), legal settlements and certain special charges that are otherwise included in GAAP net income, including loss (gain) on asset sales/impairment, loss (gain) on security sales and impairment, loss on debt repurchases and income taxes. Non-GAAP earnings per share refers to non-GAAP net income divided by the number of diluted shares outstanding.

In its press release and in the quarterly and full year reconciliation tables, the Company discloses non-GAAP financial measures (as defined in Regulation G promulgated by the U. S. Securities and Exchange Commission) that exclude certain significant charges or credits that are important to an understanding of the Company’s ongoing operations. The Company believes that its inclusion of non-GAAP financial measures provides useful supplementary information to and facilitates analysis by investors in evaluating the Company’s performance and trends. The determination of significant charges or credits may not be comparable to similar measures used by other companies and may vary from period to period. The Company uses both GAAP financial measures and the disclosed non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The information in this report (including the exhibits) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

d. Exhibits:

99.1	Press Release entitled “Watson Full Year 2011 Net Revenue Increases 29% to $4.58 Billion – Full Year 2011 Non-GAAP EPS Increases 39% To $4.77; GAAP EPS $2.06 – Fourth Quarter 2011 Net Revenue $1.54 Billion – Fourth Quarter 2011 Non-GAAP EPS $1.77; GAAP EPS $0.75” dated February 14, 2012.

99.2	Table entitled “Watson Pharmaceuticals, Inc. Non-GAAP Reconciliation Table – Fourth Quarter Ended December 31, 2011.”

99.3	Table entitled “Watson Pharmaceuticals, Inc. Non-GAAP Reconciliation Table – Twelve Months Ended December 31, 2011.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2012		WATSON PHARMACEUTICALS, INC.

	By:	/s/ R. Todd Joyce
R. Todd Joyce
Executive Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “Watson Full Year 2011 Net Revenue Increases 29% to $4.58 Billion – Full Year 2011 Non-GAAP EPS Increases 39% To $4.77; GAAP EPS $2.06 – Fourth Quarter 2011 Net Revenue $1.54 Billion – Fourth Quarter 2011 Non-GAAP EPS $1.77; GAAP EPS $0.75” dated February 14, 2012.

99.2	Table entitled “Watson Pharmaceuticals, Inc. Non-GAAP Reconciliation Table – Fourth Quarter Ended December 31, 2011.”

99.3	Table entitled “Watson Pharmaceuticals, Inc. Non-GAAP Reconciliation Table – Twelve Months Ended December 31, 2011.”